                                                                     EXHIBIT 11


                         ATLANTIC PREMIUM BRANDS, LTD.
                       COMPUTATION OF EARNINGS PER SHARE





                                                     For the Twelve
                                                      Months Ended
                                                    December 31, 1997
                                                    -----------------
NET INCOME                                             $      356,867
                                                       ==============

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING                  7,102,850
                                                       ==============

NET INCOME PER SHARE                                   $         0.05
                                                       ==============

COMPUTATION OF WEIGHTED AVERAGE COMMON
SHARES OUTSTANDING:

Shares outstanding as of December 31, 1996                  6,801,142

Less: Treasury stock                                         (404,532)

Plus: impact of 976,964 shares issued through private
placement, outstanding 168 out of 365 days                    449,403

Impact of dilutive stock options as of December 31,           256,837
1997                                                   --------------

Adjusted Shares Outstanding as of 12/31/97                  7,102,850
                                                       ==============

                         ATLANTIC PREMIUM BRANDS, LTD.
                       COMPUTATION OF EARNINGS PER SHARE





                                                     For the Three
                                                      Months Ended
                                                    December 31, 1997
                                                    -----------------
NET INCOME                                             $     (233,056)
                                                       ==============

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING                  7,638,781
                                                       ==============

NET INCOME PER SHARE                                   $        (0.03)
                                                       ==============

COMPUTATION OF WEIGHTED AVERAGE COMMON
SHARES OUTSTANDING:

Shares outstanding as of Sept. 30, 1997 (excluding
private placement):                                         6,801,142

Less: Treasury stock at 9/30/97                              (404,532)

Plus: impact of 976,964 shares issued through private
placement, outstanding 90 out of 90 days                      976,964

Impact of dilutive stock options as of Dec. 31, 1997          265,207
                                                       --------------

Adjusted Shares Outstanding as of 12/31/97                  7,638,781
                                                       ==============






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